UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013 (May 22, 2013)

PC CONNECTION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23827	02-0513618
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

730 Milford Road Merrimack, New Hampshire		03054
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 603-683-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2013, PC Connection, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present in person or by proxy.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2007 Stock Incentive Plan, as amended (the “2007 Plan”), which increased the number of shares of common stock that may be issued under the 2007 Plan from 1,200,000 to 1,400,000 shares, representing an increase of 200,000 shares. The amendment to the 2007 Plan had previously been adopted by the Company’s Board of Directors (the “Board”).

In addition, the Company’s stockholders also approved an amendment to the Company’s Executive Bonus Plan, as amended (the “Executive Bonus Plan”), to provide, among other things, for base-level bonuses as a percentage of base salary for the Company’s Chief Administrative Officer and Chief Financial Officer. The amendment to the Executive Bonus Plan had previously been adopted by the Board.

A summary of the 2007 Plan and Executive Bonus Plan’s terms, including a discussion of awards to our executive officers under the 2007 Plan, was provided in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 9, 2013 under the headings “Proposal Four – Approval of Amendment to Amended and Restated 2007 Stock Incentive Plan, as amended” and “Proposal Five – Approval of Amendment to Executive Bonus Plan” and are incorporated herein by reference. A copy of the 2007 Plan and Executive Bonus Plan, including all amendments, are attached as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following is a brief description and vote count of all items voted on at the Annual Meeting:

(1)	The election of six directors to serve until the 2014 Annual Meeting of Stockholders;

(2)	The approval of an advisory vote on executive compensation;

(3)	To hold an advisory vote on the frequency of future executive compensation advisory votes;

(4)	The amendment of the 2007 Plan to increase the number of shares of common stock that may be issued thereunder from 1,200,000 to 1,400,000 shares, representing an increase of 200,000 shares;

(5)	The amendment of the Executive Bonus Plan to provide, among other things, for base-level bonuses as a percentage of base salary for the Company’s Chief Administrative Officer and Chief Financial Officer; and

(6)	The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our registered public accounting firm for the year ending December 31, 2013.

The proposals were approved by the following votes:

Proposal #1:	For	Withheld	Broker Non- Vote
Election of Patricia Gallup	19,870,053	3,915,650	1,722,187
Election of David Hall	19,887,358	3,898,345	1,722,187
Election of Joseph Baute	23,371,731	413,972	1,722,187
Election of David Beffa-Negrini	19,725,473	4,060,230	1,722,187
Election of Barbara Duckett	23,385,337	400,366	1,722,187
Election of Donald Weatherson	23,381,828	403,875	1,722,187

Proposal #2:	For	Abstain	Against	Broker Non- Vote
To approve an advisory vote on executive compensation;	23,548,068	43,636	193,998	1,722,188

Proposal #3:	Every 1 Year	Every 2 Years	Every 3 Years	Abstain	Broker Non- Vote
To hold an advisory vote on the frequency of the future executive compensation advisory votes;	5,597,575	46,553	17,918,571	223,001	1,722,190

Proposal #4:	For	Abstain	Against	Broker Non- Vote
Amendment of the Company’s Amended and Restated 2007 Plan to increase the number of shares of common stock that may be issued thereunder from 1,200,000 to 1,400,000 shares, representing an increase of 200,000 shares;	23,601,877	5,983	177,842	1,722,188

Proposal #5:	For	Abstain	Against	Broker Non- Vote
Amendment of the Executive Bonus Plan to provide, among other things, for base-level bonuses as a percentage of base salary for the Company’s Chief Administrative Officer and Chief Financial Officer;	23,607,670	15,033	162,999	1,722,188

Proposal #6:	For	Abstain	Against	Broker Non- Vote
Ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2013.	25,331,245	35,164	141,481	—

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Amended and Restated 2007 Stock Incentive Plan, as amended

99.2	Executive Bonus Plan, as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC Connection, Inc.

Date: May 29, 2013	By:	/s/ JOSEPH DRISCOLL

Joseph Driscoll
Senior Vice President, Treasurer, and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended and Restated 2007 Stock Incentive Plan, as amended

99.2	Executive Bonus Plan, as amended